SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 11-K





(Mark one)

( X )            ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 For the fiscal year ended December 31, 1993

                                      OR

(   )            TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from         to

                        Commission file number 1-8608




                 NYNEX Corporation Savings and Security Plan
                           (Non-Salaried Employees)




                              NYNEX Corporation
            1113 Westchester Avenue, White Plains, New York 10604

Item 1.  Financial Statements and Exhibits.

    (a)  Financial Statements of the Plan* included herein:

           Report of Independent Accountants

           Financial Statements:

             Statements of Net Assets Available for Plan Benefits as of
               December 31, 1993 and 1992

             Statements of Changes in Net Assets Available for Plan
               Benefits for the Years Ended December 31, 1993, 1992 and 1991

             Notes to Financial Statements

           Schedules:

             Item 27a - Schedule of Assets Held for Investment Purposes
               as of December 31, 1993

             Other schedules are omitted because the information
               required is contained in the financial statements

    (b)  Exhibits:

           (23) Consent of Coopers & Lybrand








*This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Savings and Security Plan Committee of NYNEX Corporation:


We have audited the statements of net assets available for plan benefits of the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1993 and 1992 and changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of assets held for investment purposes as of December 31, 1993 is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.





COOPERS & LYBRAND


New York, New York
April 15, 1994.

                               NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                       Statement of Net Assets Available for Plan Benefits
                                                        December 31, 1993

                                                      (Dollars in Thousands)

                                                      Diversified
                                             NYNEX     Telephone    Guaranteed                            Diversified
                                             Shares    Portfolio     Interest       Loan    Government       Equity
                                              Fund      ("DTP")        Fund         Fund    Obligations    Portfolio      Total

ASSETS
Investments at value(Note 3)(cost $1,186,067)
  see Schedule of Assets Held for
  Investment Purposes:
    NYNEX Corporation common shares         $843,953   $ 11,231      $      -      $     -    $    -     $     -      $  855,184
    DTP common shares, excluding NYNEX
      Corporation common shares                    -    126,483             -            -         -           -         126,483
    Contracts with insurance companies
      and other financial institutions             -          -       355,106            -         -           -         355,106
    Government Obligations pooled fund             -          -             -            -     1,863           -           1,863
    Other marketable securities pooled fund        -          -             -            -         -      18,199          18,199
    Temporary cash investments                10,289         60        27,943            -        35         646          38,973
    Receivable for loans to Plan
      participants                                 -          -             -       48,968         -           -          48,968

    Total Investments                        854,242    137,774       383,049       48,968     1,898      18,845       1,444,776

Allotments and contributions receivable
    (Note 7)                                   1,538          -           869            -        10         166           2,583
InterFund, interPlan and other
  transfers receivable--net                        -          -             -          444         -         626           1,070
Dividends and interest receivable             12,403        721             7            -         -           1          13,132

    Total Assets                             868,183    138,495       383,925       49,412     1,908      19,638       1,461,561

LIABILITIES
Accrued expenses                                  76         22             8            -         -           1             107
InterFund, interPlan and other
  transfers payable--net                         266        724           701            -        27           -           1,718
Payable for investments purchased              1,806          -             -            -         -           -           1,806

  Total Liabilities                            2,148        746           709            -        27           1           3,631

      Net Assets Available for
        Plan Benefits (Notes 1 and 4)       $866,035   $137,749      $383,216      $49,412    $1,881     $19,637      $1,457,930




                                                See notes to financial statements.

                               NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                       Statement of Net Assets Available for Plan Benefits
                                                        December 31, 1992

                                                      (Dollars in Thousands)

                                             NYNEX                  Guaranteed                            Diversified
                                             Shares                  Interest       Loan    Government       Equity
                                              Fund        DTP          Fund         Fund    Obligations    Portfolio      Total

ASSETS
Investments at value (Note 3)(cost $998,110)
    NYNEX Corporation common shares         $770,742   $ 12,197      $   -         $   -      $   -      $  -         $  782,939
    NYNEX Corporation common shares
      distributable                              552         10          -             -          -         -                562
    DTP common shares, excluding NYNEX
      Corporation common shares                 -       118,198          -             -          -         -            118,198
    DTP common shares distributable,
      excluding NYNEX Corporation
      common shares                             -           107          -             -          -         -                107
    Contracts with insurance companies
      and other financial institutions          -          -          310,004          -          -         -            310,004
    Government Obligations pooled fund          -          -             -             -       1,309        -              1,309
    Other marketable securities pooled fund     -          -             -             -          -        7,055           7,055
    Temporary cash investments                 7,624        429        19,874          -          42         338          28,307
    Receivable for loans to Plan
      participants                              -          -             -          35,669        -         -             35,669

    Total Investments                        778,918    130,941       329,878       35,669     1,351       7,393       1,284,150

Allotments and contributions receivable
    (Note 7)                                     136       -              277          -           6          57             476
InterFund, interPlan and other
  transfers receivable--net                       30       -             -             397        -          183             610
Dividends and interest receivable             10,904        716            72          -          -           21          11,713

    Total Assets                             789,988    131,657       330,227       36,066     1,357       7,654       1,296,949

LIABILITIES
InterFund, interPlan and other
  transfers payable--net                        -           771           545          -          20        -              1,336
    Total Liabilities                           -           771           545          -          20        -              1,336

      Net Assets Available for
        Plan Benefits (Notes 1 and 4)       $789,988   $130,886      $329,682      $36,066    $1,337     $ 7,654     $1,295,613




                                                See notes to financial statements.

                               NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                  Statement of Changes in Net Assets Available for Plan Benefits
                                               For the year ended December 31, 1993

                                                      (Dollars in Thousands)


                                           NYNEX                  Guaranteed                            Diversified
                                           Shares                  Interest       Loan    Government       Equity
                                            Fund        DTP          Fund         Fund    Obligations    Portfolio       Total

Employee allotments                       $ 55,230   $      -      $ 55,997      $     -   $  601        $ 7,153      $  118,981
Employing Company
  contributions (Note 7)                    56,172          -             -            -        -              -          56,172
Transfers of participants' balances--net    (2,256)    (6,079)       (8,275)       13,346     (46)         3,915             605
    Total allotments, contributions
      and transfers                        109,146     (6,079)       47,722        13,346     555         11,068         175,758

Investment income:
    Dividends on NYNEX Corporation
      common shares                         46,975        670             -            -        -              -          47,645
    Other dividends                              -      5,049             -            -        -              -           5,049
    Interest                                 1,963         12        26,004            -        7             94          28,080

Net appreciation (depreciation) in
  the fair value of investments           (42,672)     12,961             -            -       81          1,149        (28,481)

        Total increase                     115,412     12,613        73,726       13,346      643         12,311         228,051

Less:  Administrative expenses                 741        127           312            -        2             14           1,196
       Distributions to participants        38,624      5,623        19,880            -       97            314          64,538

        Net increase                        76,047      6,863        53,534       13,346      544         11,983         162,317

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1993       789,988    130,886       329,682       36,066    1,337          7,654       1,295,613

  End of year-December 31, 1993 (Note 4)  $866,035   $137,749      $383,216      $49,412   $1,881        $19,637      $1,457,930




                                                See notes to financial statements.

                               NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                  Statement of Changes in Net Assets Available for Plan Benefits
                                               For the year ended December 31, 1992

                                                      (Dollars in Thousands)


                                           NYNEX                  Guaranteed                            Diversified
                                           Shares                  Interest       Loan    Government       Equity
                                            Fund        DTP          Fund         Fund    Obligations    Portfolio       Total

Employee allotments                       $ 48,896   $   -         $ 54,396      $  -      $  459         $3,473      $  107,224
Employing Company
  contributions (Note 7)                    46,852       -             -            -          -            -             46,852
Transfers of participants' balances--net    (3,854)    (6,561)       (3,233)      14,385      233          1,650           2,620

    Total allotments, contributions
      and transfers                         91,894     (6,561)       51,163       14,385      692          5,123         156,696

Investment income:
    Dividends on NYNEX Corporation
      common shares                         41,326        763          -            -          -            -             42,089
    Other dividends                           -         5,368          -            -          -            -              5,368
    Interest                                 1,515         37        25,560         -           6             44          27,162

Net appreciation in the fair
  value of investments                      28,295     12,530          -            -          55            457          41,337

        Total increase                     163,030     12,137        76,723       14,385      753          5,624         272,652

Less:  Distributions to participants        65,694     12,856        34,502         -          64            313         113,429

        Net increase (decrease)             97,336       (719)       42,221       14,385      689          5,311         159,223

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1992       692,652    131,605       287,461       21,681      648          2,343       1,136,390

  End of year--December 31, 1992 (Note 4) $789,988   $130,886      $329,682      $36,066   $1,337         $7,654      $1,295,613




                                                See notes to financial statements.


                               NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                  Statement of Changes in Net Assets Available for Plan Benefits
                                               For the year ended December 31, 1991

                                                      (Dollars in Thousands)


                                           NYNEX                  Guaranteed                            Diversified
                                           Shares                  Interest       Loan    Government       Equity
                                            Fund        DTP          Fund         Fund    Obligations    Portfolio       Total

Employee allotments                       $ 52,627   $   -         $ 58,845      $  -        $ 95         $  455      $  112,022
Employing Company
  contributions (Note 7)                    48,998       -             -            -          41            230          49,269
Transfers of participants'
  balances--net                              2,561     (8,146)       (1,152)      11,017      500          1,548           6,328

    Total allotments, contributions
      and transfers                        104,186     (8,146)       57,693       11,017      636          2,233         167,619

Investment income:
    Dividends on NYNEX Corporation
      common shares                         38,258        819          -            -          -            -             39,077
    Other dividends                           -         6,190          -            -          -            -              6,190
    Interest                                 1,348         86        24,225         -           1              7          25,667

Net appreciation in the fair
  value of investments                      81,094      5,948          -            -          22            134          87,198

        Total increase                     224,886      4,897        81,918       11,017      659          2,374         325,751

Less:  Distributions to participants        97,484     20,715        51,201         -          11             31         169,442

        Net increase (decrease)            127,402    (15,818)       30,717       11,017      648          2,343         156,309

Net Assets Available for Plan Benefits:

  Beginning of year--January 1, 1991       565,250    147,423       256,744       10,664       -            -            980,081

  End of year--December 31, 1991 (Note 4) $692,652   $131,605      $287,461      $21,681     $648         $2,343      $1,136,390




                                                See notes to financial statements.



     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                        NOTES TO FINANCIAL STATEMENTS



1.   Plan Description

     The Plan* was established by NYNEX Corporation ("NYNEX") to provide a convenient way for non-salaried employees to save on a regular and long-term basis. Participants are able to invest in one or various allowable combinations of four funds: NYNEX Shares Fund, Government Obligations, the Diversified Equity Portfolio and the Guaranteed Interest Fund. Effective September 1, 1993, with certain limitations, a participant may transfer, in 1 percent increments, between 1 percent and 100 percent of that participant's interest in a given fund to another fund four times each year.

     The NYNEX Shares Fund invests primarily in the Common Stock of NYNEX.

     The Diversified Telephone Portfolio ("DTP") contains shares of
     American Telephone and Telegraph Company ("AT&T") and of NYNEX and the other regional holding companies formed in connection with the court-ordered divestiture effected by AT&T on January 1, 1984. Initial investments in the DTP represented amounts previously invested in the AT&T Shares Fund of the predecessor Bell System Savings and Security Plan (Non-Salaried Employees). No new contributions or allotments may be invested in the DTP under the Plan and all earnings of the DTP will be invested in the NYNEX Shares Fund.

     The Diversified Equity Portfolio invests in a Bankers Trust Company pooled Equity Index Fund. This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard and Poors Composite Index of 500 stocks.

     The Government Obligations fund invests in a Bankers Trust Company pooled Short Government Bond Index Fund. This fund invests primarily in fixed income securities of the United States Government or any agency thereof with the objective of providing investment results which approximate the overall performance of the securities included in the Lehman Brothers Inc. 1 - 3 year Government Index.

     The Guaranteed Interest Fund invests in contracts issued by one or more insurance companies or other financial institutions which guarantee by agreement the repayment of principal plus (i) a fixed rate of interest for a fixed period of time or (ii) a fixed rate of interest for a fixed or indefinite period of time combined with the right to participate in



     *This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES) income earned above such fixed rate. Such fund is not guaranteed by any of the Employing Companies. Effective September 1, 1993 the Plan was changed to allow greater flexibility in investing in a wider range of interest bearing investments by redefining the types of investments permitted under the Guaranteed Interest Fund.

     Pursuant to the Plan, loans were made available to certain Participating Employees effective January 1, 1989. The amount that an eligible Participating Employee may borrow is limited by certain factors, including the employee's vested interest in the respective employee's pre-tax account. Except under certain circumstances, the loans provide for periodic repayments over a period not to exceed five years, at an interest rate determined under the Plan. Effective September 1, 1993, participants also may prepay the entire loan at any time, after the first of the month following the loan effective date. Loans are collateralized by the Participating Employee's account.

     Bankers Trust Company is the Trustee for the Plan.

     For a complete description of the Plan, participants should refer to the Plan Prospectus.

2.   Plan Amendments

     Effective September 1, 1993, the Plan was changed in certain respects, including the following:

     - to provide that a Participating Employee may apply for a loan immediately upon having a sufficient Pre-Tax Allotment Account balance available under the Plan, may prepay a loan at any time after the first of the month following the loan effective date and may initiate a new loan the month following the payoff of the existing loan.

     - to permit the Committee to set loan interest rates; for loan cycles beginning September 16, 1993, the Committee set the loan interest rates based on the prime rate.

     - to increase the number of allotment changes to 12 times per calendar year.

     - to increase the number of investment direction changes to 12 times per calendar year.

     - to restructure the hierarchical sequence of withdrawals to allow participants access to the greatest amount of basis available without incurring penalty or forfeiture (according to Internal Revenue Service Regulations).

     - to allow beneficiaries an additional election to receive cash for investments in NYNEX Shares and DTP.

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

     - to eliminate the 6 month period during which a transfer of plan balances between non-salaried and salaried plans must occur after a change of status; the transfer can take place at any time.

     - to allow Government Obligations fund to be transferred directly to Guaranteed Interest Fund; to eliminate 6 month waiting period on transfers from Government Obligations fund to Guaranteed Interest Fund.

     - to eliminate unrestricted transfers from Guaranteed Interest Fund to Government Obligations fund and allow Guaranteed Interest Fund transfers into Government Obligations after they have been transferred into and remain at least three months in NYNEX Shares, the Diversified Equity Portfolio or any other applicable funds.

     - to increase the number of fund transfers from 2 times a year with a six month wait between transfers to 4 times a year, but no more frequently than once in any 3 month period.

     - to allow fund transfers in 1 percent increments (currently 50% or 100%).

     - to allow special opportunities, as determined by NYNEX, to transfer Guaranteed Interest Fund assets to Government Obligations.

     Effective January 1, 1993 the Plan was changed in certain respects, including the following:

     - to provide that the company match will increase to 66 2/3% of the employee's basic allotment; and

     - to provide that the Plan shall pay administrative fees out of its trust to the extent permitted by law.

     The Plan is being administered in compliance with the Unemployment Compensation Amendments Act of 1992 and the regulations thereunder and will be amended on or before the date required by law.

3.   Accounting Policies

     Change in Accounting Principle

     During 1993, the Plan changed its method of accounting for distributions payable. Distributions payable were previously reported as a liability in the Statement of Net Assets Available for Plan Benefits. In May 1993, the American Institute of Certified Public Accountants issued a new audit and accounting guide (the "Guide"). The Guide states that benefit amounts should not be accrued as liabilities. Therefore, a retroactive adjustment has been made to reflect the effect of the change in accounting principle in the Statement of Net Assets Available for Plan Benefits and the Statement of Changes in Net Assets Available for Plan Benefits as of and for the year ended December 31, 1992.

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

     Assets allocated for benefits payable to persons who have elected to withdraw from the Plan but have not yet been paid amounted to approximately $4,354,000 and $5,094,000 at December 31, 1993 and 1992,
     respectively (see Note 10).

     Value of Investments

     The value of NYNEX shares and the value of the shares of each company in the DTP are determined on the basis of the closing price per share as quoted by the New York Stock Exchange Composite Transactions listing on December 31 or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

     The value of the Plan's investment in the pooled Equity Index Fund included in the Diversified Equity Portfolio and the pooled Short Government Bond Index Fund included in the Government Obligations fund is based on each pooled fund's respective per share value. The trustee of the pooled funds determines per share value based upon market value of the underlying securities held by the funds at December 31.

     The value of each contract with an insurance company or other financial institution included in the Guaranteed Interest Fund is determined at December 31, based upon the principal then invested in the fund plus the interest then credited on such principal, which approximates the estimated market value.

     Purchases and Sales of Investments

     Purchases and sales of investments are reflected as of the trade date.

     Realized gains and losses on sales of investments are determined on the basis of average cost.

     Investment Income

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

     Appreciation (Depreciation) of Investments

     The Statement of Changes in Net Assets Available for Plan Benefits reflects the net appreciation (depreciation) in the fair value of the Plan's investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     Reclassification

     Certain components of the prior year's Statement of Net Assets Available for Plan Benefits and Statement of Changes in Net Assets Available for Plan Benefits have been reclassified to conform with the current year's presentation.

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

4.   Number and Value of Units

     The interest of an employee in each Fund of the Plan, with the exception of the Loan Fund, is represented by units as described in Section 8 of the Plan. The number and value of units at each month end, carried to the fourth decimal place, were as follows:

                                         December 31, 1993      December 31, 1992
                                        Number      Value      Number      Value
                                       of Units    per Unit   of Units    per Unit*

     NYNEX Shares Fund               183,682,665    $4.7148   169,074,444  $4.6724
     Diversified Telephone Portfolio  25,820,497     5.3349    26,884,657   4.8684
     Guaranteed Interest Fund         87,943,940     4.3575    81,098,564   4.0652
     Government Obligations            1,595,337     1.1791     1,185,940   1.1274
     Diversified Equity Portfolio     15,236,542     1.2888     6,502,056   1.1772

                                                              Diversified
                            NYNEX Shares                  Telephone Portfolio
                        Number        Value               Number         Value
     1993              of Units      Per Unit            of Units       Per Unit

     January         169,086,498      $4.5723           26,886,936      $4.8543
     February        170,482,876       5.0565           26,758,828       5.2158
     March           171,215,987       5.1706           26,656,940       5.3203
     April           172,048,123       4.7352           26,562,641       5.1143
     May             173,165,755       4.6880           26,446,564       5.2420
     June            174,417,106       5.1518           26,358,176       5.5259
     July            175,270,157       5.1231           26,223,467       5.6127
     August          176,785,085       5.2765           26,141,261       5.8712
     September       178,139,917       5.2857           26,090,535       5.7450
     October         179,205,808       4.8767           26,026,210       5.7273
     November        181,028,903       4.9198           25,933,541       5.4497

                     Government Obligations         Diversified Equity Portfolio
                     Number          Value              Number          Value
     1993           of Units        Per Unit           of Units        Per Unit

     January       1,185,572        $1.1295           6,502,265        $1.1845
     February      1,252,891         1.1380           7,153,441         1.1994
     March         1,308,880         1.1410           7,730,302         1.2225
     April         1,365,723         1.1476           8,239,568         1.1955
     May           1,384,002         1.1447           8,903,732         1.2256
     June          1,448,897         1.1525           9,620,364         1.2295
     July          1,475,637         1.1551          10,342,373         1.2246
     August        1,489,842         1.1649          11,280,595         1.2683
     September     1,532,089         1.1686          11,817,278         1.2594
     October       1,561,962         1.1707          12,465,844         1.2840
     November      1,604,292         1.1709          13,275,328         1.2731

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                                Guaranteed Interest Fund
                              Number                Value
     1993                    of Units              Per Unit

     January                81,120,448             $4.0724
     February               82,009,339              4.0950
     March                  82,658,123              4.1204
     April                  83,131,868              4.1447
     May                    83,675,890              4.1698
     June                   84,342,557              4.1942
     July                   84,591,286              4.2191
     August                 85,375,496              4.2441
     September              85,628,992              4.2684
     October                86,068,016              4.2931
     November               86,789,675              4.3169

* The value per unit has been adjusted to reflect the change in accounting principle described above (see "Change in Accounting Principle").

5.   Number of Participants
     As of December 31, 1993, the number of participants currently contributing to the Plan, by investment direction described in Section 7 of the Plan, was:

     Entirely in the NYNEX Shares Fund                       11,867
     Entirely in Government Obligations                          27
     Entirely in the Diversified Equity Portfolio             1,212
     Entirely in the Guaranteed Interest Fund                13,870
     Equally in the NYNEX Shares Fund and
       Government Obligations                                    63
     Equally in the NYNEX Shares Fund and
       the Diversified Equity Portfolio                       1,147
     Equally in the NYNEX Shares Fund and
       the Guaranteed Interest Fund                          11,338
     Equally in Government Obligations and
       the Diversified Equity Portfolio                         139
     Equally in the Diversified Equity Portfolio and
       the Guaranteed Interest Fund                             652
     Equally in the NYNEX Shares Fund, Government Obligations
       and the Diversified Equity Portfolio                     159
     Equally in the NYNEX Shares Fund, the Diversified Equity
       Portfolio and the Guaranteed Interest Fund               652

     In addition, Employing Company Contributions on behalf of 290 employees who have elected to participate in a union-sponsored trust are held in NYNEX Shares.

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

6.   Federal Income Taxes

     In June 1993, the Internal Revenue Service issued a determination that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code. For information on the federal income tax status of the employee with respect to the Plan, participants should refer to the Plan Prospectus.

7.   Allotments and Contributions

     As a general rule, an Eligible Employee may authorize a basic allotment from 2% to 6% of Basic Weekly Rate. A supplementary allotment of not more than 10% of Basic Weekly Rate may be authorized by employees electing the maximum 6% basic allotment. Effective January 1, 1993, the Plan was changed to provide that the company match will increase to 66 2/3% of the employee's basic allotment. During 1992, Employing Company Contributions were made based upon an amount equal to 60% of the authorized basic allotment of each Participating Employee.

     Contributions are subject to applicable rules set forth in the Code and the regulations thereunder.

     All units forfeited under the Plan by an employee shall be applied as a credit to reduce subsequent contributions of the Employing Company at the time of forfeiture.

8.   Termination Priorities

     In the event that the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, the Plan provides that the net assets shall be distributed to Participating Employees in an amount equal to their respective interest in such assets.

9.   Plan Expenses

     Prior to 1993, Plan expenses, which related primarily to the cost of administering the Plan, were paid by NYNEX. Effective January 1, 1993, the Plan will pay certain administrative fees out of its trust to the extent permitted by law and any fees not paid by the Plan will be paid by NYNEX.

10.  Reconcilation of Form 11-K to Form 5500

     The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not yet been paid be reported as liabilities on the Plan's Form 5500. In accordance with the American Institute of Certified Public Accountants audit and accounting guide, benefit amounts should not be accrued as

     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES) liabilities of the Plan. The following is a reconciliation to the amounts reported on Form 5500.

     Distributions to participants as presented
     in the Statement of Changes in Net Assets
     Available for Plan Benefits for the year
     ended December 31, 1993                                  $64,538,000


     Benefits claims payable presented in the
     Statement of Net Assets Available for Plan
     Benefits contained in Form 5500 as of
     December 31, 1993 (see Note 3)                             4,354,000



     Less: Benefits claims payable presented in the
     Statement of Net Assets Available for Plan
     Benefits contained in Form 5500 as of
     December 31, 1992 (see Note 3)                             5,094,000



     Benefit payment and payments to provide benefits:
     Directly to Participants and beneficiaries presented
     in the Statement of Changes in Net Assets Available
     for Plan Benefits contained in Form 5500 for the year
     ended December 31, 1993                                  $63,798,000

                                    NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                           (Dollars in Thousands)
                                                                                                     December 31, 1993
                                                                                          Number of
                                                                                          Shares or
                                                                                          Principal
                 Name of Issuer and Title of Issue                                         Amount              Cost            Value

    NYNEX SHARES
      NYNEX Corporation common shares*--97.4%........................................... 21,033,108 shs      $687,144        $843,95
      Temporary Cash Investments--1.2%..................................................    $10,289            10,289          10,28

              Total NYNEX Shares--98.6%.................................................                      697,433         854,24

    DIVERSIFIED TELEPHONE PORTFOLIO
      NYNEX Corporation common shares--8.15%............................................ 279,898 shs            3,971          11,23

      Other common shares:
        American Telephone and Telegraph Company .......................................     608,233            9,697          31,93
        American Information Technologies Corporation ..................................     210,674            4,154          16,16
        Bell Atlantic Corporation ......................................................     278,687            4,241          16,51
        BellSouth Corporation ..........................................................     283,465            5,018          16,44
        Pacific Telesis Group, Inc. ....................................................     279,311            3,037          15,15
        Southwestern Bell Corporation ..................................................     420,124            3,926          17,43
        U S WEST Inc. ..................................................................     279,910            3,629          12,84

              Total Other common shares--91.81%.........................................                       33,702         126,48

      Temporary Cash Investments--.04%..................................................         $60               60              6

              Total Diversified Telephone Portfolio--100%...............................                       37,733         137,77

    GUARANTEED INTEREST FUND
      Contracts with Insurance Companies and Other Financial Institutions:+
       American International Life Assurance Co., 5.84%-7.64%, matures 6/30/96-9/30/97..      24,598           24,598          24,59
       Bank of America, 9.11%, matures 10/01/94-10/01/95................................      11,764           11,764          11,76
       Bankers Trust Company, 8.95%, matures 10/01/94-10/01/95..........................      10,308           10,308          10,30
       Citibank South Dakota N.A., 8.71%, matures 4/01/94 ..............................       8,842            8,842           8,84
       Confederation Life Insurance, 8.52%, matures 1/2/96 .............................      13,014           13,014          13,01
       Connecticut General Life Insurance Company, 6.28%, matures 12/31/94..............       5,978            5,978           5,97
       John Hancock Mutual Life Insurance Company, 6.00%, matures 10/01/97..............      13,192           13,192          13,19
       Metropolitan Life Insurance Company, 5.67%-9.05%, matures 6/30/94-9/30/98........      69,251           69,251          69,25
       New York Life Insurance Company*, 5.15.%-7.60%, matures 12/31/96-6/30/99.........      90,997           90,997          90,99
       Provident National Assurance Company, 8.23% matures 1/02/95-7/01/95..............      21,228           21,228          21,22
       The Prudential Insurance Company of America, 6.58%-7.00%, matures 3/31/97-6/30/98      39,133           39,133          39,13
       Union Bank of Switzerland, 5.10%-6.86%, matures 4/01/94-9/30/98 .................      46,801           46,801          46,80

              Total Contracts with Insurance Companies
                and Other Financial Institutions:--92.7% ...............................                      355,106         355,10

                       NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                              (Dollars in Thousands)
                                                                                    December 31, 1993
                                                                         Number of
                                                                         Shares or
                                                                         Principal
                 Name of Issuer and Title of Issue                        Amount            Cost          Value



      Temporary Cash Investments--7.3%............................         $27,943     $   27,943      $   27,943

              Total Guaranteed Interest Fund--100%................                        383,049         383,049

    LOAN FUND
      Receivable for loans to Plan
        Participants -- 99.1% ....................................          48,968         48,968          48,968

              Total Loan Fund: -- 99.1% ..........................          48,968         48,968          48,968

    GOVERNMENT OBLIGATIONS
      Pooled Short Government Bond Index Fund--99%................   1,554,248 shs          1,729           1,863
      Temporary Cash Investments--1.9% ...........................             $35             35              35

              Total Government Obligations--100.9% ...............                          1,764           1,898

    DIVERSIFIED EQUITY PORTFOLIO
      Pooled Equity Index Fund--92.7% ............................      18,408 shs         16,474          18,199
      Temporary Cash Investments--3.3% ...........................            $646            646             646

              Total Diversified Equity Portfolio--96%.............                         17,120          18,845

                   GRAND TOTAL--99.1% ............................                     $1,186,067     $1,444,776





<F01>
*   Investment represents 5% or more of the Plan's Net Assets Available for Plan Benefits.

<F02>
+   The contracts with insurance companies and other financial institutions guarantee both the crediting of interest at a stated rate on monies placed with them and the repayment of principal to meet disbursement needs of the Fund.  Collectively, these contracts result in a composite interest rate.  The composite interest rate for the calendar year 1993 was approximately 7.2%.  The composite interest rate for calendar years after 1993 may be either higher or lower due to changing market conditions.

<F03>
    The amount of interest credited to the Fund is a function of the timing and size of the remittance of participants' allotments, company contributions and proceeds from maturing contracts.  Participant-directed transactions may also cause the actual yield for 1994 to vary from the composite rate for 1993.

<F04>
NOTE:  Percentages represent percentage of each fund's net assets available for Plan benefits.

                                                        18

                                                   Exhibit (23)




                      CONSENT OF INDEPENDENT ACCOUNTANTS











We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-51897, 2-94110, 33-21635, 33-27802, 33-16570,
2-95634 and 2-95780) of NYNEX Corporation of our reports dated April 15, 1994 on our audits of the financial statements of the NYNEX Corporation Savings Plan for Salaried Employees and the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 and the accompanying schedules of assets held for investment purposes as of December 31, 1993, which are included in the Annual Reports on Form 11-K for the above referenced Plans filed, by amendment, as exhibits to the Annual Report on Form 10-K of NYNEX Corporation for the year ended December 31, 1993.






COOPERS & LYBRAND


New York, New York
April 26, 1994.

                                  SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings and Security Plan Committee of NYNEX Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                  NYNEX CORPORATION SAVINGS AND SECURITY
                                    PLAN (NON-SALARIED EMPLOYEES)





                                  By       D. J. Sacco


                                         (D. J. Sacco, Chairman,
                                          Savings and Security Plan
                                          Committee)







Date:  April 27, 1994






















                                      20